EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm
Atlas Financial Holdings, Inc.
Schaumburg, Illinois

We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of Atlas Financial Holdings, Inc. of our report dated March 31, 2022 relating to the consolidated financial statements which appears in Atlas Financial Holdings, Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2021.

/s/ BAKER TILLY US, LLP

Milwaukee, Wisconsin
April 22, 2022